Consent of Independent Auditor

We consent to the incorporation by reference in Exhibit 23.2 to the Registration Statement on Form S-4 of Entegra Financial Corp. of our report dated February 8, 2017, relating to the financial statements of Chattahoochee Bank of Georgia.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia

August 22, 2017

200 GALLERIA PARKWAY S.E., SUITE 1700 • ATLANTA, GA 30339-5946 • 770-955-8600 • 800-277-0080 • FAX 770-980-4489 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants • RSM International